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                                                                    Exhibit 4.18

County:   New Kent
Premises:

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                                                    Date As of February 22, 2002

         COLLATERAL ASSIGNMENT OF DEEDS OF TRUST, ASSIGNMENTS OF RENTS
              AND LEASES, SECURITY AGREEMENTS AND FIXTURE FILINGS
                            AND OTHER LOAN DOCUMENTS

                                       BY

                                 GAMECO, INC.,

                                  as Assignor

                                       TO

                          WELLS FARGO BANK MINNESOTA,
                        NATIONAL ASSOCIATION, as Trustee

                       After recording, please return to:

                             Athy A. Mobilia, Esq.
                            Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005

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         COLLATERAL ASSIGNMENT OF DEEDS OF TRUST, ASSIGNMENTS OF RENTS
              AND LEASES, SECURITY AGREEMENTS AND FIXTURE FILINGS
                            AND OTHER LOAN DOCUMENTS

     This COLLATERAL ASSIGNMENT OF DEEDS OF TRUST, ASSIGNMENTS OF RENTS AND LEASES, SECURITY AGREEMENTS AND FIXTURE FILINGS AND OTHER LOAN DOCUMENTS (this "Assignment"), is dated as of February 22, 2002, by GAMECO, INC., a Delaware
 ----------
corporation, having an address at 1001 North U.S. Highway One, #710, Jupiter, FL 33477, (the "Assignor") to WELLS FARGO BANK MINNESOTA NATIONAL ASSOCIATION, a
             --------
national banking association having an office at 213 Court Street, Suite 902, Middletown, CT 06457, in its capacity as trustee (in such capacity, the "Trustee") under that certain Indenture, dated as of February 8, 2002 (as
 -------
amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Gameco, Inc. (the "Issuer") has issued
           ---------                                         ------
its 11-7/8% senior secured notes due 2009 (the "Senior Secured Notes": the
                                                --------------------
Senior Secured Notes, together with the Additional Notes and Exchange Notes (each as defined in the Indenture), the "Notes") in the aggregate principal
                                         -----
amount of $125,000,000, as assignee and secured party (in such capacities, the "Assignee").
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                                   RECITALS:
                                   --------

     A. In connection with the execution and delivery of the Indenture, the Assignor, certain subsidiaries of the Assignor party thereto and the Trustee entered into that certain Security Agreement dated as of February 8, 2002 (the "Original Security Agreement"), pursuant to which the Assignor has, among other
 ---------------------------
things, granted to the Assignee a security interest in the Pledged Collateral (as defined in the Original Security Agreement).

     B.  Contemporaneously with the execution and delivery of this Agreement,
(i) there have occurred the closings under those certain Acquisition Documents (as defined in the Original Security Agreement) including that certain Agreement and Plan of Merger dated June 11, 2001, as amended on November 16, 2001, among Colonial Holdings, Inc., a Virginia corporation (previously known as Colonial Downs Holdings, Inc.; herein "Colonial Holdings" refers to both Colonial
                              -----------------
Holdings, Inc. and its predecessor, Colonial Downs Holdings, Inc.), Gameco Acquisition, Inc., a Virginia corporation, and the Assignor, pursuant to which Gameco Acquisition, Inc. has merged with and into Colonial Holdings and the Assignor has acquired, by operation of law, all of the outstanding stock of Colonial Holdings, and (ii) the Assignor, certain subsidiaries of the Assignor party thereto and the Trustee are entering into that certain Amendment No. 1 to Security Agreement (the "First Amendment"; the Original Security Agreement, as amended by the First Amendment, and as further amended, amended and restated, supplemented or otherwise modified from time to time the "Security Agreement"; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Security Agreement), pursuant to which the Assignor, among other things, has confirmed the attachment of the Lien created by the Security Agreement on and in

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                                      -2-

respect of the assets acquired by the Assignor pursuant to the Acquisition Documents including, without limitation, all intercompany notes and Supporting Obligations with respect thereto.

     C. In connection with the Merger, the Assignor has become the holder or beneficiary of (i) an Amended and Restated Term Note dated February 22, 2002, in the principal amount of $10,000,000 made by Colonial Downs, L.P., a Virginia limited partnership ("Colonial Downs"), (ii) an Amended and Restated Credit Line
                      --------------
Note dated February 22, 2002, in the principal amount of $5,700,000 made by Colonial HOldings (the notes described in clauses (i) and (ii) of this Recital C, as each may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Intercompany Notes"), (iii) a Deed of Trust and
                                 ------------------
Security Agreement dated as of June 26, 1997 by Colonial Downs and Colonial Holdings in favor of Lawyers Title Realty Services, Inc., trustee for the benefit of PNC Bank, National Association, recorded in the Office of the Clerk of the Circuit Court of the County of New Kent, Virginia (the "Clerk's Office")
                                                               --------------
on July 31, 1997 in Deed Book 247, page 25, and assigned to CD Entertainment Ltd. by Certificate of Transfer dated August 30, 2000 and recorded in the Clerk's Office on September 1, 2000, in Deed Book 301, page 436, as amended by an Amendment to Deed of Trust dated as of February 22, 2002, by and among Colonial Holdings and Colonial Downs in favor of Lawyers Title Realty Services, Inc., trustee for the benefit of Gameco, Inc., and further assigned to Assignor by Certificate of Transfer dated February 22, 2002 (the "First Deed of Trust"),
                                                         -------------------
and (iv) a Second Deed of Trust dated March 21, 1997, by Colonial Holdings in favor of David F. Belkowitz and James W. Theobald, Trustees, for the benefit of CD Entertainment Ltd., recorded in the Clerk's Office on April 7, 1997 in Deed Book 242, page 277, as amended by an Amendment to Second Deed of Trust dated as of February 22, 2002, by and among Colonial Holdings in favor of David F. Belkowitz and James W. Theobald, Trustees, for the benefit of Gameco, Inc., and further assigned to Assignor by Certificate of Transfer dated February 22, 2002 (the "Second Deed of Trust"; together with the First Deed of Trust, as amended,
      --------------------
amended and restated, supplemented or otherwise modified from time to time, the "Intercompany Deeds of Trust") encumbering certain real property commonly known
 ---------------------------
as Colonial Downs Racetrack and more particularly described on Schedule A
                                                               ----------
annexed hereto; the above-referenced Amendments to the First and Second Deeds of Trust, and Certificates of Transfer being recorded on the date hereof.

     D. As additional collateral for the obligations evidenced by the Intercompany Notes, the Assignor has received: (i) an Amended and Restated Loan Agreement, dated August 30, 2000, among Colonial Downs, Colonial Holdings, and CD Entertainment Ltd., an Ohio limited liability company ("CD Entertainment"), as amended as of February 22, 2002 and transferred to Assignor by CD Entertainment; (ii) Guaranty Agreement, dated June 26, 1997, from Colonial Holdings in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor;
(iii) Guaranty Agreement, dated June 26, 1997, from Stansley Racing Corp. in favor of PNC

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                                      -3-

Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor; (iv) Pledge Agreement, dated as of June 27, 1997, by Colonial Holdings with respect to, among other things, the limited partnership interests in Colonial Downs and the stock of Stansley
Racing Corp. in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor;
(v) Pledge Agreement, dated as of June 26, 1997, by Stansley Racing Corp. with respect to, among other things, the general partnership interest in Colonial Downs in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor;
(vi) Hazaradous Materials Certificate and Indemnity Agreement, dated June 26, 1997, by Colonial Holdings and Colonial Downs in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor; and (vii) UCC-1 financing statements numbered 0000916-0000918 in favor of PNC Bank, National Association, transferred to CD Entertainment by Assignment dated August 30, 2000 and transferred to Assignor (collectively, the "Intercompany Loan Documents," and together with the
                    ---------------------------
Intercompany Notes and the Intercompany Deeds of Trust, the "Intercompany
                                                             ------------
Collateral Documents").
--------------------

      E. In furtherance of the provisions set forth in the Indenture and the Security Agreement, the Assignor is giving this Agreement in favor of the Assignee for (i) its benefit and (ii) the benefit of the Holders of the Notes (collectively, the "Secured Parties") to secure the payment and performance of
                    ---------------
the Secured Obligations.

                                  ASSIGNMENT:
                                  ----------
      In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, as collateral security for the payment and performance in full of all the Secured Obligations, the Assignor does hereby sell, deliver, set over, grant, convey, assign and transfer, pledge and grant to the Assignee for its benefit and for the benefit of the Secured Parties, all beneficial interest under the Intercompany Deeds of Trust and the Intercompany Loan Documents, subject to the terms and conditions hereof.

      TOGETHER WITH all right, title and interest in the Intercompany Notes or other obligations secured thereby, the money due and to become due thereon, and all rights accrued or to accrue thereunder, subject to the terms and conditions hereof.

       TOGETHER WITH all rights, remedies, collateral instruments or other documents made or granted in favor of the Assignor in connection with the loans secured by such Intercompany Deeds of Trust (the "Loans"), including, without
                                                  -----
limitation; (i) all guaranties, pledges, security interests, mortgages, deeds of trust, or other rights, interests of other collateral securing or guaranteeing payment of such Loan; (ii) all other rights and remedies of the undersigned in connection with the Loan, whether provided by contract or otherwise available

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                                      -4-

under applicable law or in equity, including without limitation all rights and remedies provided under any loan agreements, indemnities or to other instruments or documents made, issued or delivered to or in favor of the Assignor or its predecessors in interest in connection with the Loans (other than guarantees that have been terminated or expired, including but not limited to guarantees made by Jeffrey P. Jacobs and Richard E. Jacobs), all as the same may have been amended from time to time.

      This Assignment shall (i) remain in full force and effect until indefeasible payment or satisfaction in full of the Secured Obligations, (ii) be binding upon the Assignor, its permitted transferees, representatives, successors and assigns, and (iii) inure, together with the rights and remedies of the Assignee hereunder, to the benefit of the Assignee and its permitted transferees, representatives, successors and assigns.

      Upon satisfaction of the conditions of Section 11.6 of the Security Agreement, this Assignment shall terminate and the Assignee shall, upon the request and at the sole cost and expense of the Assignor, execute and deliver to the Assignor such instruments or documents in recordable form (without recourse or warranty by the Assignee) as may be necessary or appropriate to evidence such termination.

      This Assignment is being executed and delivered to the Assignee as security for the Secured Obligations, and the rights of the Assignee with respect to the enforcement hereof are subject to the terms of the Indenture, the Security Agreement and the Escrow Agreement, dated as of February 22, 2002, among the Assignor and the Assignee.

     Assignor has caused this Agreement to be duly executed as of the date first written above.


                                            ASSIGNOR:


                                            GAMECO, INC., a Delaware corporation


                                            By: /s/ Jeffrey P. Jacobs
                                               ---------------------------------
                                               Name:  Jeffrey P. Jacobs
                                               Title: President

                                ------------------------------------------------
State of Florida      )                            LINDA B. BOSCHEN
                      ) ss.:    [SEAL]         MY COMMISSION # CC 951130
County of Palm Beach  )                          EXPIRES: Jun 28, 2004
                                1-800-3-NOTARY FL Notary Service & Bonding, Inc.
                                ------------------------------------------------

          On the 18th day of February in the year 2002 before me, the undersigned, personally appeared Jeffrey P. Jacobs, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


/s/ Linda B. Boschen
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Signature and Office of individual
taking acknowledgment

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                                 275 AFFIDAVIT
            STATEMENT TO BE ATTACHED TO ASSIGNMENT OF DEED OF TRUST


                                ------------------------------------------------
State of Florida      )                            LINDA B. BOSCHEN
                      ) ss.:    [SEAL]         MY COMMISSION # CC 951130
County of Palm Beach  )                          EXPIRES: Jun 28, 2004
                                1-800-3-NOTARY FL Notary Service & Bonding, Inc.
                                ------------------------------------------------

           I, Jeffrey P. Jacobs, being duly sworn, deposes and says:


1. That I am President of Gameco, Inc., a Delaware corporation, which is the holder of the deeds of trust being assigned; and as such, am fully familiar with pertinent facts in connection with the transaction involved in the assignment to which this affidavit is attached.

2. The assignee set forth on the assignment of deeds of trust to which this affidavit is attached is not acting as a nominee of the trustor and the deed of trust being assigned continues to secure a bona fide obligation.



                                             /s/ Jeffrey P. Jacobs
                                             ----------------------------------
                                             Name: Jeffrey P. Jacobs


Sworn to before me this 18th day
of February, 2002


/s/ Linda B. Boschen
------------------------------------
Notary Public

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                                   Schedule A
                                   ----------

                               Legal Description


All that certain tract or parcel of land lying and being in Cumberland District, New Kent County, Virginia, containing 345.000 acres, more or less, as depicted on "Plat of a Parcel of Land Lying South of I-64, Cumberland District, New Kent County," dated 3/18/97, made by Resource International, Ltd., signed by Howard
B. Weatherford, III, Land Surveyor, a true copy of which is attached hereto and recorded herewith, and which is incorporated herein by reference for a complete and accurate description of the land conveyed hereby.

Together with a perpetual non-exclusive easement of right of way typically 60 feet in width over, under and across the "60' Ingress/Egress Easement" as depicted on the aforesaid plat for the purposes of ingress from the subject land and State Route 155, as well as the placement of utilities to serve the subject land.

Being the same real estate conveyed to Colonial Downs Holdings, Inc. by Deed from Chesapeake Forest Products Company, dated March 19, 1997, recorded
March 30, 1997 in the Clerk's Office of the Circuit Court of New Kent County, Virginia in Deed Book 241 at page 453.